UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022 (January 3, 2022)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
 New York, New York 10036

 (Address of registrant’s principal executive office)
Registrant's telephone number, including area code:    (212) 461-5200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIT	New York Stock Exchange
5.625% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share	CITPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on January 3, 2022 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated October 15, 2020, as amended by Amendment No. 1, dated as of September 30, 2021 (as amended, the “Merger Agreement”), by and among CIT Group Inc., a Delaware corporation (“CIT”), First Citizens BancShares, Inc., a Delaware corporation (“First Citizens”), First-Citizens Bank & Trust Company, a North Carolina chartered commercial bank and direct, wholly owned subsidiary of First Citizens (“FCB”), and FC Merger Subsidiary IX, Inc., a Delaware corporation and direct, wholly owned subsidiary of FCB (“Merger Sub”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into CIT, with CIT as the surviving entity (the “First-Step Merger”), and on January 4, 2022, CIT merged with and into FCB, with FCB as the surviving entity (together with the First-Step Merger, the “Mergers”).  On January 4, 2022, CIT merged with and into FCB, with FCB continuing as the surviving corporation.  Upon closing of the Mergers, the separate existence of CIT ceased.

Immediately following the Mergers, CIT Bank, N.A., a national banking association and direct, wholly owned subsidiary of CIT (“CIT Bank”), merged with and into FCB, with FCB continuing as the surviving bank (the “Bank Merger”).  Upon closing of the Bank Merger, the separate existence of CIT Bank ceased.

Under the terms of the Merger Agreement, at the effective time of the First-Step Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of CIT (the “CIT Common Stock”) issued and outstanding as of immediately prior to the Effective Time, other than certain shares of CIT Common Stock owned by CIT or First Citizens, was converted into the right to receive 0.06200 shares (the “Exchange Ratio” and such shares, the “Merger Consideration”) of First Citizens Class A common stock, par value $1.00 per share (the “First Citizens Common Stock”), plus, if applicable, cash in lieu of fractional shares of First Citizens Common Stock.

At the Effective Time, each share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of CIT (“CIT Series A Preferred Stock”) and 5.625% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, of CIT (“CIT Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time, automatically converted into the right to receive one share of a newly created series of preferred stock, Series B, of First Citizens (the “First Citizens Series B Preferred Stock”) and one share of a newly created series of preferred stock, Series C, of First Citizens (the “First Citizens Series C Preferred Stock”), respectively, having such rights, preferences, privileges and voting powers, and limitations and restrictions, taken as a whole, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions, taken as a whole, of the CIT Series A Preferred Stock and the CIT Series B Preferred Stock, respectively (taking into account (i) that CIT did not survive the consummation of the Mergers and (ii) any adjustment to the right of optional redemption by First Citizens that is reasonably necessary to obtain Tier 1 Capital treatment from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) for such preferred stock).

At the Effective Time, (i) each restricted stock unit award or performance stock unit award in respect of shares of CIT Common Stock, including any deferred restricted stock unit award (each, a “CIT Award”) outstanding prior to the Effective Time, other than a CIT Director RSU Award (defined below), automatically converted into a restricted stock unit in respect of a number of shares of First Citizens Common Stock (a “First Citizens Award”) equal to (a) the number of shares of CIT Common Stock subject to such CIT Award immediately prior to the Effective Time based on target level performance multiplied by (b) the Exchange Ratio, and such First Citizens Award will be subject to the same terms and conditions applicable to the existing CIT Award (except, in the case of performance stock unit awards, for any performance goals or metrics), and (ii) each restricted stock unit award in respect of shares of CIT Common Stock that (a) was outstanding and unvested immediately prior to the Effective Time, (b) was held by a member of the Board of Directors of CIT, (c) automatically vested upon the Effective Time in accordance with its terms, and (d) was not subject to a deferral election (each, a “CIT Director RSU Award”) automatically converted into the right to receive the Merger Consideration.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Mergers, CIT no longer fulfills the listing requirements of the New York Stock Exchange (the “NYSE”). On January 3, 2022, First Citizens notified the NYSE that the Certificate of Merger relating to the First-Step Merger had been filed with the Secretary of State of the State of Delaware providing for a delayed effective time of January 3, 2022 at 11:59 p.m. Eastern Time and requested that, following the Effective Time, the NYSE (i) suspend trading of CIT Common Stock and CIT Series B Preferred Stock on the NYSE, (ii) withdraw CIT Common Stock and CIT Series B Preferred Stock from listing on the NYSE before the open of trading on January 4, 2022 and (iii) file with the SEC a notification of delisting of CIT Common Stock and CIT Series B Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, CIT Common Stock and CIT Series B Preferred Stock will no longer be listed on the NYSE.

Additionally, CIT intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of CIT Common Stock and CIT Series B Preferred Stock under Section 12(g) of the Exchange Act and the suspension of CIT’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, (i) each outstanding share of CIT Common Stock (other than shares held by CIT or First Citizens) was converted into the right to receive 0.06200 shares of First Citizens Common Stock, (ii) holders of CIT Common Stock became entitled to receive cash in lieu of fractional shares, (iii) each share of CIT Series A Preferred Stock and CIT Series B Preferred Stock was converted into the right to receive one share of a newly created series of First Citizens Series B Preferred Stock and First Citizens Series C Preferred Stock, respectively, having such rights, preferences, privileges and voting powers, and limitations and restrictions, taken as a whole, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions, taken as a whole, of the CIT Series A Preferred Stock and the CIT Series B Preferred Stock, respectively (taking into account (a) that CIT did not survive the consummation of the Mergers and (b) any adjustment to the right of optional redemption by First Citizens that is reasonably necessary to obtain Tier 1 Capital treatment from the Federal Reserve for such preferred stock), (iv) each CIT Award granted under CIT’s equity compensation plans, other than a CIT Director RSU Award, was converted into a First Citizens Award, and (v) each CIT Director RSU Award was converted into the right to receive the Merger Consideration.

The information set forth under Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

On January 3, 2022, Merger Sub was merged with and into CIT pursuant to the Merger Agreement, with CIT as the surviving entity and a direct, wholly owned subsidiary of FCB.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Mergers, and pursuant to the terms of the Merger Agreement, CIT’s directors and executive officers ceased serving as directors and executive officers of CIT. At the Effective Time, Ellen R. Alemany, the former Chairwoman and Chief Executive Officer of CIT, was appointed as a director of First Citizens and FCB and as Vice Chairwoman of First Citizens and FCB.

Effective upon the consummation of the Mergers and in accordance with the Merger Agreement, the board of directors of First Citizens took action to expand the size of the board of First Citizens to fourteen (14).  To fill the resulting vacancies, the following individuals, each of whom was a member of the board of directors of CIT immediately prior to the consummation of the Mergers, were appointed to the board of directors of First Citizens and of FCB:  Ellen R. Alemany, Michael A. Carpenter and Vice Admiral John R. Ryan, USN (Ret.) (collectively, the “New Directors”).  Other than the Merger Agreement, and in the case of Ms. Alemany, her employment agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors.

Item 8.01	Other Events

On December 17, 2021, Ms. Alemany received a grant of 107,968.041 performance-based restricted stock units representing the right to receive 107,968.041 shares of CIT Common Stock.  The units were scheduled to settle 100% in stock and vest 100% at the earlier of the (1) third anniversary of the grant and (2) second anniversary of the closing of the Mergers, and were subject to a performance based vesting hurdle (minimum Common Equity Tier 1 for well-capitalized Banks as established by the Federal Reserve Board).  Pursuant to the Merger Agreement, the award was converted at the Effective Time to restricted stock units representing the right to receive 6,695 shares of First Citizens Common Stock, vesting 100% on the second anniversary of the closing of the Mergers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated October 15, 2020, by and among First Citizens, FCB, Merger Sub, and CIT (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by CIT on October 20, 2020)

2.2
Amendment No. 1, dated September 30, 2021, to the Agreement and Plan of Merger, dated October 15, 2020 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CIT on September 30, 2021)

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.
(as successor by merger to the Registrant)

	By:	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer

Dated: January 4, 2022